OWNERSHIP INTERESTS
PLEDGE AND SECURITY AGREEMENT

1.	Grant of Pledge and Security Agreement. GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership, having an address at c/o Grubb & Ellis Equity Advisors, LLC, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705 (the “Pledgor”) does hereby pledge, assign, transfer and deliver to BANK OF AMERICA, N.A., a national banking association, having an address 135 South LaSalle Street, Chicago, Illinois 60603 (the “Administrative Agent”), as the Administrative Agent on behalf of itself and certain other lenders (the “Lenders”) who may become parties to the Credit Agreement (as defined herein) and does hereby grant to the Administrative Agent, on behalf of the Lenders, a continuing security interest in the Collateral, as herein defined, to secure the Obligations.

2.	Credit Agreement and Defined Terms. This Ownership Interests Pledge and Security Agreement (this “Agreement”) is delivered pursuant to the terms of that certain Credit Agreement (the “Credit Agreement”) of even date by and among the Pledgor, the BBP Borrowers, the Administrative Agent and the Lenders. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Credit Agreement.

3.	Collateral. The term “Collateral” shall mean and include:

The entire membership interests of the Pledgor in those certain limited liability companies set forth on Exhibit A, attached hereto and made a part hereof (referred to herein collectively and individually as the “BBP Borrowers”) and all substitutions, additions, interest, dividends and other distributions (including, without limitation, stock splits) arising out of or in respect thereof, all books, records and papers and general intangibles relating thereto, and all products and proceeds, both cash and non-cash, arising out of or in respect of any of the foregoing.

4.	Obligations. The term “Obligations” shall mean all obligations of the Pledgor and the BBP Borrowers to the Administrative Agent and/or the Lenders, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of: (a) the Loan; (b) the Credit Agreement, (c) Loan Documents; and (d) each of the same as hereafter modified, amended, extended or replaced.

5.	Warranties and Representations. The Pledgor warrants and represents to, and agrees with, the Administrative Agent that:

a.	The Pledgor is and shall be the owner of the Collateral free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever, except in favor of the Administrative Agent;

b.	The Pledgor has the full right, power and authority to pledge the Collateral and to grant the security interest in the Collateral as herein provided;

c.	There are no restrictions on the transfer of the Collateral to the Administrative Agent hereunder, or with respect to any subsequent transfer thereof or realization thereupon by the Administrative Agent;

d.	Pledgor is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware pursuant to certain Limited Partnership Agreement dated as of January 9, 2009 (the “Partnership Agreement”), and has all requisite power and authority to own its properties and conduct its business in all applicable jurisdictions;

e.	The BBP Borrowers are duly organized and validly existing limited liability companies in good standing under the laws of the State of Delaware pursuant to that certain Limited Liability Company Agreement of G&E HC REIT II Lacombe MOB, LLC effective as of January 12, 2010 and that certain Limited Liability Company Agreement of G&E HC REIT II Parkway Medical Center, LLC effective as of January 22, 2010 (collectively referred to herein as the “Organizational Documents”), and have all requisite power and authority to own their properties and conduct their business in all applicable jurisdictions;

f.	The Pledgor is the one hundred percent (100%) owner of the membership interests in the BBP Borrowers as more particularly set forth in Exhibit A, annexed hereto;

g.	True and complete copies of the Organizational Documents of the BBP Borrowers have been delivered by the Pledgor to the Administrative Agent, and the same have not been further amended or modified in any respect whatsoever;

h.	The execution, delivery and performance of this Agreement by the Pledgor does not and shall not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which the Pledgor is subject, or by which it or any of its property is bound;

i.	This Agreement constitutes the legal, valid and binding obligation of the Pledgor in accordance with the terms hereof and has been duly authorized, executed and delivered;

j.	There is no material litigation or administrative proceeding now pending, or to the best of its knowledge threatened in writing, against the Pledgor or any of the BBP Borrowers which if adversely decided could materially impair the ability of the Pledgor to pay or perform the Pledgor’s obligations hereunder or under any other Loan Document.

6.	Pledgor’s Agreements. The Pledgor agrees so long as the Obligations remain outstanding that:

a.	The Pledgor shall execute all such instruments, documents and papers, and will do all such acts as the Administrative Agent may reasonably request from time to time to carry into effect the provisions and intent of this Agreement including, without limitation, the execution of stop-transfer orders, stock powers, notifications to obligors on the Collateral, the providing of notification in connection with book-entry securities or general intangibles, and the providing of instructions to the issuers of uncertificated securities, and will do all such other acts as the Administrative Agent may request with respect to the perfection and protection of the pledge and security interest granted herein and the assignment effected hereby;

b.	The Pledgor shall keep the Collateral free and clear of all liens, encumbrances, attachments, security interest pledges and charges except in favor of the Administrative Agent, on behalf of the Lenders;

c.	The Pledgor shall not transfer the Collateral or any interest therein to any other person, firm, corporation or entity;

d.	Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall deliver to the Administrative Agent, if and when received by the Pledgor, any item representing or constituting any of the Collateral including, without limitation, all cash dividends and distributions, except as otherwise provided for in the Credit Agreement. If under any circumstance whatsoever any of such proceeds should be paid to or come into the hands of the Pledgor, the Pledgor shall hold the same in trust for immediate delivery to the Administrative Agent to be held as additional Collateral. The Administrative Agent shall apply all distributions so delivered or as may be received by the Administrative Agent towards the satisfaction of the Obligations;

e.	The Pledgor shall, upon the reasonable request from the Administrative Agent, from time to time, cause the issuer of any securities comprising any of the Collateral which may be, but has not been, certificated, to issue certificates with respect thereto in the name of the Pledgor or, if so requested by the Administrative Agent, in the name of the Administrative Agent, on behalf of the Lenders, as secured party;

f.	Except as otherwise provided for in the Credit Agreement, the Pledgor shall not exercise any right with respect to the Collateral which would dilute or adversely affect the Administrative Agent’s rights in the Collateral;

g.	The Pledgor shall not, without the prior written consent of the Administrative Agent in each instance, vote the Collateral in favor of or consent to any resolution or action which does or might:

i.	impose any restrictions upon the sale, transfer or disposition of the Collateral other than restrictions, if any, the application of which is waived to the full satisfaction of the Administrative Agent as to the Collateral; or

ii.	result in the issuance of any additional membership interest in the BBP Borrowers, or of any class of security, which issuance might adversely affect the value of the Collateral; or

iii.	vest additional powers, privileges, preferences or priorities to any other class of interest in the BBP Borrowers to the detriment of the value of or rights accruing to the Collateral; or

iv.	except in favor of the Administrative Agent in connection with the Loan, permit the BBP Borrowers to sell, transfer, assign, pledge, mortgage, or otherwise encumber any property owned by the BBP Borrowers, or to incur any new indebtedness, unless the Administrative Agent has given its prior written consent or except as otherwise permitted in the Credit Agreement;

h.	The Pledgor shall not enter into or consent to any amendment or modification of or with respect to any of the Organizational Documents of any BBP Borrower without the Administrative Agent’s prior written consent in each instance;

i.	Insofar as the same may be material or significant to the Administrative Agent’s interests, the Pledgor shall perform all of its obligations as a [partner / member] of the BBP Borrowers;

j.	The Pledgor shall not itself or on behalf of the BBP Borrowers take any action or refrain from taking any action which would cause or result in a violation of any provisions of the Loan Documents;

k.	The Pledgor shall not undertake any action that would be in contravention of or inconsistent with the terms and conditions set forth in this Agreement;

l.	The Pledgor shall not suffer or permit any lien or encumbrance to exist on or with respect to the Collateral except in favor of the Administrative Agent, on behalf of the Lenders.

7.	Events of Default. Upon the occurrence of any one or more of the following events (collectively, “Events of Default”) any and all of the Obligations of Pledgor and BBP Borrowers to Administrative Agent shall become immediately due and payable at the option of Administrative Agent, without further notice or demand: (i) the occurrence of an Event of Default as defined in the Credit Agreement; or (ii) the failure of Pledgor to pay and perform all of Pledgor’s obligations to Administrative Agent hereunder unless such failure is cured or remedied within the applicable grace period, if any, set forth or referred to in the Credit Agreement.

While any Event of Default exists, the Administrative Agent may exercise any one or more of the Administrative Agent’s rights and remedies as hereinafter set forth or as set forth and provided for in each of the other Loan Documents.

8.	After Event of Default.

a.	While any Event of Default exists (unless the Administrative Agent has waived such Event of Default by written instrument signed by a duly authorized officer of the Administrative Agent), the Administrative Agent shall have all of the rights and remedies of a secured party upon default under the Uniform Commercial Code as adopted in the State of Illinois, in addition to which the Administrative Agent may sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral (including, without limitation, the liquidation of debt instruments or securities and the exercise of conversion rights with respect to convertible securities, whether or not such instruments or securities have matured, and whether or not any penalties or other charges are imposed on account of such action) for application towards (but not necessarily in complete satisfaction of) the Obligations. The Pledgor shall remain liable hereunder to the Administrative Agent and the Lenders for any deficiency remaining following such application.

b.	Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall give the Pledgor such notice as may be practicable under the circumstances), the Administrative Agent shall give the Pledgor at least the greater of the minimum notice required by law, or ten (10) days, prior written notice of the date, time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition is to be made.

c.	The Pledgor acknowledges that any exercise by the Administrative Agent of the Administrative Agent’s rights upon default will be subject to compliance by the Administrative Agent with the applicable statutes, regulations, ordinances, directives and orders of any federal, state, municipal or other governmental authority including, without limitation, any of the foregoing which may restrict the sale or disposition of securities. The Administrative Agent in its sole discretion at any such sale or in connection with any such disposition may restrict the prospective bidders or purchasers as to their number, nature of business, investment intention, or otherwise, including, without limitation a requirement that the persons making such purchases represent and agree to the satisfaction of the Administrative Agent that they are purchasing the Collateral, or some portion thereof, for their own account, for investment and not with a view towards the distribution or a sale thereof, or that they otherwise fall within some lawful exemption from registration under applicable laws.

d.	The proceeds of any collection or of any sale or disposition of the Collateral, or any portion thereof, held pursuant to this Agreement shall be applied towards the Obligations in such order and manner as the Administrative Agent determines in its sole discretion, any statute, custom or usage to the contrary notwithstanding.

e.	While any Event of Default exists (unless the Administrative Agent has waived such Event of Default by written instrument signed by a duly authorized officer of the Administrative Agent), the Pledgor acknowledges and agrees that the Pledgor shall no longer have any right to undertake any action in accordance with the Organizational Documents and further acknowledges and agrees that the Administrative Agent may undertake any action in accordance with the terms and provisions set forth in the Organizational Documents.

9.	Actions By Administrative Agent. The Pledgor hereby designates, effective only during the existence of an Event of Default, the Administrative Agent, or any agent designated by the Administrative Agent, as the attorney-in-fact of the Pledgor to: (a) endorse in favor of the Administrative Agent any of the Collateral; (b) cause the transfer of any of the Collateral in such name as the Administrative Agent may from time to time determine; (c) cause the issuance of certificates for book entry and/or uncertificated securities; (d) renew, extend or roll over any Collateral; and (e) make, demand and initiate actions to enforce any of the Collateral or rights therein. The Administrative Agent may take such action with respect to the Collateral as the Administrative Agent may reasonably determine to be necessary to protect and preserve its interest in the Collateral. While an Event of Default exists, the Administrative Agent shall also have all rights, remedies, powers, privileges and discretions of the Pledgor with respect to and under the Collateral; provided, however, the Administrative Agent shall have no right to exercise any voting rights available to holders of the Collateral at any time the Collateral is held by the Administrative Agent solely as secured party hereunder unless an Event of Default exists (and has not been waived by the Administrative Agent as set forth above). All of the rights, remedies, powers, privileges and discretions included in this Section 9, other than voting rights, may be exercised by the Administrative Agent whether or not the Obligations are then due and only while an Event of Default exists. The within designation and grant of power of attorney is coupled with an interest, is irrevocable until this Agreement is terminated as a result of the satisfaction of the Obligations. The power of attorney shall not be affected by subsequent disability or incapacity of the Pledgor. The Administrative Agent shall not be liable for any act or omission to act pursuant to this Section 9, except for any act or omission to act which is in actual bad faith or is grossly negligent.

10.	Rights and Remedies. The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (the “Rights and Remedies”) shall be cumulative and not exclusive of any rights, remedies, powers, privileges or discretions which it may otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the rights and remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Default or any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other of the Loan Documents. No exercise of any of the Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Administrative Agent and the Pledgor at any time shall preclude any other exercise of the Rights and Remedies. No waiver by the Administrative Agent of any of the Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion nor shall it be deemed a continuing waiver. All of the Rights and Remedies and all of the Administrative Agent’s rights, remedies, powers, privileges and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by the Administrative Agent at such time or times in such order of preference as the Administrative Agent in its sole and absolute discretion may determine.

11.	Pledgor’s Consent and Waiver. The Pledgor agrees that the Administrative Agent may enforce its rights as against the Pledgor, the Collateral, or as against any other party liable for the obligations, or as against any other collateral given for any of the Obligations, in any order or in such combination as the Administrative Agent may in its sole discretion determine, and the Pledgor hereby expressly waives all suretyship defenses and defenses in the nature thereof, agrees to the release or substitution of any collateral hereunder or otherwise, and consents to each and all of the terms, provisions and conditions of the other Loan Documents. The Pledgor further: (a) waives presentment, demand, notice and protest with respect to the Obligations and the Collateral; (b) waives any delay on the part of the Administrative Agent, except as explicitly required under the Loan Documents; (c) assents to any indulgence or waiver which the Administrative Agent may grant or give any other person liable or obliged to the Administrative Agent for or on account of the Obligations; (d) authorizes the Administrative Agent to alter, amend, cancel, waive or modify any term or condition of the obligations of any other person liable or obligated to the Administrative Agent for or on account of the Obligations without notice to or further consent from the Pledgor; (e) agrees that no release of any property securing the Obligations shall affect the rights of the Administrative Agent with respect to the Collateral hereunder which is not so released; and (f) to the fullest extent that it is not unlawful to do so, waives the right to notice and/or hearing, except as explicitly required under the Loan Documents, if it might otherwise be entitled thereto, prior to the Administrative Agent’s exercising the Rights and Remedies upon an Event of Default.

12.	Administrative Agent May Assign. The Pledgor agrees that upon any sale or transfer by the Administrative Agent of the Loan Documents and the indebtedness evidenced thereby, the Administrative Agent may deliver to the purchaser or transferee the Collateral, who shall thereupon become vested with all powers and rights given to the Administrative Agent in respect thereto, and the Administrative Agent shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith.

13.	Limits on Administrative Agent’s Duties. The Administrative Agent shall have no duty as to the collection or protection of the Collateral, or any portion thereof, or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the actual possession of the Administrative Agent, and the Administrative Agent shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto.

14.	Miscellaneous.

a.	The Administrative Agent’s Rights and Remedies may be exercised without resort to or regard to any other source of satisfaction of the Obligations.

b.	All of the agreements, obligations, undertakings, representations and warranties herein made by the Pledgor shall inure to the benefit of, and be binding upon, the Administrative Agent, the Lenders and their successors and assigns and shall bind, and inure to the benefit of, the Pledgor and its successors and assigns.

c.	This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations between the Pledgor and the Administrative Agent concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provisions of this Agreement or of any provision of any other agreement between the Pledgor and the Administrative Agent shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver by a duly authorized officer thereof.

d.	This Agreement and all other documents in the Administrative Agent’s or the Pledgor’s possession which relate to the Obligations may be reproduced by the Administrative Agent or the Pledgor by any photographic, photostatic microfilm, microcard, miniature photographic, xerographic or similar process and, with the exception of instruments constituting the Collateral, the Administrative Agent or the Pledgor may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction shall be likewise admissible in evidence.

e.	Captions in this Agreement are intended solely for convenience and shall not have any affect on the meaning or interest of any provisions hereof.

f.	Each provision hereof shall be enforceable to the fullest extent not prohibited by applicable law. The invalidity and unenforceability of any provision(s) hereof shall not impair or affect any other provision(s) hereof which are valid and enforceable.

g.	This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.

h.	Any notice or other communication in connection with this Agreement shall be given in accordance with the terms and conditions of the Credit Agreement.

i.	Governing Law and Consent to Jurisdiction.

i.	Substantial Relationship. It is understood and agreed that all of the Loan Documents were delivered in the State of Illinois, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

ii.	Place of Delivery. The Pledgor agrees to furnish to the Administrative Agent at the Administrative Agent’s office in Chicago, Illinois all further instruments, certifications and documents to be furnished hereunder, if any.

iii.	Governing Law. This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflicts of law.

iv.	Consent to Jurisdiction. The Pledgor hereby consents to the nonexclusive personal jurisdiction in any state or Federal court located within the City of Chicago in the State of Illinois.

15.	Concerning Financing Statements. This Agreement constitutes an authenticated record which authorizes the Administrative Agent to file such financing statements with respect to the Collateral as the Administrative Agent deems appropriate.

16.	Irrevocable Proxy. Solely with respect to Article 8 Matters (as defined below), the Pledgor hereby irrevocably grants and appoints the Administrative Agent, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as the Pledgor’s true and lawful proxy, for and in the Pledgor’s name, place and stead to vote the Collateral in the BBP Borrowers by the Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 16 shall include the right to sign the Pledgor’s name (as a member of any of the BBP Borrowers) to any consent, certificate or other document relating to an Article 8 Matter and the Collateral that applicable law may permit or require, to cause the Collateral to be voted in accordance with the preceding sentence. The Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Collateral that the Pledgor may have granted or appointed. The Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Collateral with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. As used herein, “Article 8 Matter” means any action, decision, determination or election by any Borrower or their respective member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election. The proxies and powers granted by the Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s obligations.

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[SIGNATURE PAGES FOLLOW]

This Agreement has been executed and delivered as an instrument under seal as of the 19th day of July, 2010.

PLEDGOR:

GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP,

a Delaware limited partnership

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

The BBP Borrowers hereby assent to the foregoing Agreement as of the 19th day of
July, 2010, with the express confirmation, warranty and representation that any and all restrictions on the transfer of the Collateral have been waived to permit this pledge and grant of security interest and any subsequent disposition of the Collateral by Administrative Agent in accordance with the terms and agreements set forth above, and with the express grant to
Administrative Agent and any agent of Administrative Agent of the power of attorney set forth in
Section 9. The BBP Borrowers hereby acknowledge receipt of notice of the foregoing pledge of ownership interests and represents and confirms that notice of such pledge has been registered on the books and records of the Borrower as of the date written below.

Executed and delivered within the as an instrument under seal as of the 19th day of
July, 2010.

G&E HC REIT II LACOMBE MOB, LLC,
a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer
G&E HC REIT II PARKWAY MEDICAL CENTER, LLC,

a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP,

a Delaware limited partnership, its sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation, its general partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer